    UNITED STATES
SECURITIES AND EXCHANGE
  COMMISSION
  Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2010

SPO MEDICAL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-11772	25-1411971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3, Gavish Street, POB 2454, Kfar Saba, Israel
 (Address of principal executive offices, including Zip Code)

+972-9-764-3570
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

On July 27, 2010, the Company issued a total of 1,370,000 restricted shares of its common stock, par value $0.01 per share (the "Common Stock") to two accredited investors in satisfaction of the Company's currently due promissory note held by one of the accredited investors in the approximate amount of $202,500. Of these shares, 685,000 shares were issued to the note holder and the remaining 685,000 shares were issued to a designee of the note holder and a principal officer thereof.

The shares referred to above were issued in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended, provided in Sections 4(2), 4(6) and Regulation D thereof, as a transaction by an issuer not involving a public offering. The registrant reasonably believed that each purchaser had such knowledge and experience in financial and business matters to be capable of valuating the merits and risks of the investment, each purchaser represented an intention to acquire the securities for investment only and not with a view to distribution thereof and based on the status of the recipients as an accredited investor as defined in Regulation D under the Securities Act.

Following the issuance of the shares of the Company’s Common Stock referred to above, the Company has 27,208,081 shares of Common Stock outstanding.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2010	SPO MEDICAL INC.

	By:	/s/ Michael Braunold
Michael Braunold Chief Executive Officer